                                                                   Exhibit 11(c)





                               CONSENT OF COUNSEL


                  We hereby consent to the use of our name and to the references to our Firm under the caption "Counsel" included in the Statement of Additional Information that is included in Post- Effective Amendment No. 15 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and Amendment No. 16 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended (No. 2-82278) of Municipal Fund for New York Investors, Inc.





                                                /s/ Willkie Farr & Gallagher
                                                _____________________________
                                                Willkie Farr & Gallagher




November 25, 1996
New York, New York